UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

MarineMax, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

DATED JANUARY 21, 2026 FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 3, 2026

EXPLANATORY NOTE

This supplement (“Supplement”) amends and supplements the definitive proxy statement of MarineMax, Inc. (the “Company”) for its 2026 annual meeting of shareholders, which was filed with the Securities and Exchange Commission on January 21, 2026 (the “Proxy Statement”). This Supplement is being filed solely to disclose the number of shares outstanding as of the record date, February 13, 2026. The number of shares outstanding as of February 13, 2026 is 22,027,414.

Except as specifically discussed in this Explanatory Note, this Supplement does not otherwise modify or update any other disclosures presented in the Proxy Statement. In addition, except as provided herein, this Supplement does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events. From and after the date of this Supplement, all references to the Proxy Statement are to the Proxy Statement as supplemented by this Supplement. The Proxy Statement contains important information and this Supplement should be read in conjunction with the Proxy Statement.